PRINCIPAL FUNDS, Inc.
Principal Mid Cap Value Fund I 702722
CUSIP: 316773100
Quarterly Report from Adviser for the Quarter Ending 03/31/2011

PROCEDURES PURSUANT TO RULE 10f-3*

(1) Name of Underwriters Aladdin Capital LLC
  BofA Merill Lynch
  Citibank
  Credit Suisse AG
  Deutsche Bank Securities
  Goldman Sachs & Co.
  JP Morgan Securities Inc
  Keefe Bruyette & Woods, Inc.
  Sandler O'Neill + Partners, L.P.

(2) Name of Issuer FIFTH THIRD BANCORP

(3) Ticker Symbol, Coupon and Maturity Date of Security
 FIFTH THIRD BANCORP

(4) Date of Prospectus or First Offering 01/20/11

(5) Amount of Total Offering 121,428,572 Shares

(6) Unit Price (cents) $14.00

(7) Underwriting Spread or Commission $0.4200

(8) Rating (Moodys, S&P, Fitch) Not Applicable

(9) Maturity Date Not Applicable

(10) Current Yield Not Applicable

(11) Yield to Maturity Not Applicable

(12) Subordination Features Not Applicable

(13) Nature of Political Entity, if any, including, in the case of revenue bonds, underlying entity supplying the revenue Not
Applicable

(14) Total Par Value of Securities Purchased ($) Not
Applicable

(15) Dollar Amount of Purchases ($) $2,350,278.00

(16) Number of Securities Purchased 167,877.00 Shares

(17) Years of Continuous Operation (excluding municipal securities; see
(25)(d) below) At Least 3 years of operations

(18) % of Offering Purchased by Fund 0.1383%

(19) % of Offering Purchased by all other GSAM-managed Portfolios and
Accounts 2.3323%

(20) Sum of (18) and (19)** 2.4706%

(21) % of Fund's total Assets applied to Purchase 0.3471%

(22) Name(s) of Underwriter(s) or Dealer(s) from whom Purchased J.P.
Morgan Chase & Co.

(23) Is the Adviser, any Subadviser or any person of which the Adviser or Subadviser is an "affiliated person", a Manager or Co-Manager of the
Offering? Yes_x__ No____

(24) Were Purchases Designated as Group Sales or otherwise allocated to the Adviser, any Subadviser or any person of whom the Adviser or
Subadviser is an "affiliated person"? Yes____
 No_x__

(25) Have the following conditions been satisfied: (a) The securities were part of an issue registered under the Securities Act of 1933, as amended, which is being offered to the public, or were U.S. government securities, as defined in Section 2(a)(16) of the Securities Exchange
Act of 1934, as amended (the "Exchange Act"), or were municipal securities as defined in Section 3(a)(29) of the Exchange Act, or were securities sold in an Eligible Foreign Offering or were securities sold in an Eligible Rule 144A Offering?  Yes_x__ No____

 (b) The securities were purchased prior to the end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated? Yes_x__ No____

 (c) The underwriting was a firm commitment underwriting?
 Yes_x__ No____

 (d) With respect to any issue of securities other than Eligible
Municipal Securities,  was the issuer of such securities to be purchased in continuous operation for not less than three years, including the operation of any predecessors; or with respect to any issue of Eligible Municipal Securities to be purchased, were the securities sufficiently liquid that they could be sold at or near their carrying value within a reasonably short period of time and either: (i)
were subject to no greater than moderate credit risk; or (ii), if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, had been in continuous operation for less than three years (including the operation of any predecessors) the securities were subject to a minimal or low amount of credit risk?  Yes____ No____ N/A_x__

*Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which  Goldman, Sachs & Co.
("Goldman Sachs") or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of Principal Funds, Inc.

**May not exceed, when added to purchases of other investment companies advised by Goldman Sachs Asset Management, L.P. ("GSAM") or Goldman
Sachs Asset Management International ("GSAMI"), and any other purchases by other accounts with respect to which GSAM or GSAMI has investment discretion if it exercised such investment discretion with respect to the purchase, 25% of the principal amount of the class of securities being offered, except that in the case of an Eligible Rule 144A
Offering this percentage may not exceed 25% of the total of (A) the principal amount of the class of securities being offered that is sold by underwriters or members of the selling syndicate to Qualified
Institutional Buyers ("QIBs") plus (B) the principal amount of the class of securities being offered in any concurrent offering.

PRINCIPAL FUNDS, Inc.
Principal Mid Cap Value Fund I 702722
CUSIP: G94368100
Quarterly Report from Adviser for the Quarter Ending 03/31/2011

PROCEDURES PURSUANT TO RULE 10f-3*

(1) Name of Underwriters BofA Merill Lynch
  CITIBANK, N.A.
  Credit Suisse International
  Deutsche Bank Securities
  Goldman Sachs & Co.
  J.P. Morgan Securities Inc
  Keefe, Bruyete & Woods
  Aladdin Capital LLC
  Sandler O'Neill + Partners, L.P.

(2) Name of Issuer Warner Chilcott PLC

(3) Ticker Symbol, Coupon and Maturity Date of Security Warner
Chilcott PLC

(4) Date of Prospectus or First Offering 03/10/11

(5) Amount of Total Offering 25,000,000 Shares

(6) Unit Price (cents) $23.25

(7) Underwriting Spread or Commission $0.8137

(8) Rating (Moodys, S&P, Fitch) Not Applicable

(9) Maturity Date Not Applicable

(10) Current Yield Not Applicable

(11) Yield to Maturity Not Applicable

(12) Subordination Features Not Applicable

(13) Nature of Political Entity, if any, including, in the case of revenue bonds, underlying entity supplying the revenue Not
Applicable

(14) Total Par Value of Securities Purchased ($) Not
Applicable

(15) Dollar Amount of Purchases ($) $3,078,346.50

(16) Number of Securities Purchased 132,402.00 Shares

(17) Years of Continuous Operation (excluding municipal securities; see
(25)(d) below) At Least 3 years of operations

(18) % of Offering Purchased by Fund 0.5296%

(19) % of Offering Purchased by all other GSAM-managed Portfolios and
Accounts 9.0704%

(20) Sum of (18) and (19)** 9.6000%

(21) % of Fund's total Assets applied to Purchase 0.4420%

(22) Name(s) of Underwriter(s) or Dealer(s) from whom Purchased
 Bloomberg Tradebook LLC
  J.P. Morgan Chase & Co.
  Morgan Stanley & Co. Inc.

(23) Is the Adviser, any Subadviser or any person of which the Adviser or Subadviser is an "affiliated person", a Manager or Co-Manager of the
Offering? Yes_x__ No____

(24) Were Purchases Designated as Group Sales or otherwise allocated to the Adviser, any Subadviser or any person of whom the Adviser or
Subadviser is an "affiliated person"? Yes____
 No_x__

(25) Have the following conditions been satisfied: (a) The securities were part of an issue registered under the Securities Act of 1933, as amended, which is being offered to the public, or were U.S. government securities, as defined in Section 2(a)(16) of the Securities Exchange
Act of 1934, as amended (the "Exchange Act"), or were municipal securities as defined in Section 3(a)(29) of the Exchange Act, or were securities sold in an Eligible Foreign Offering or were securities sold in an Eligible Rule 144A Offering?  Yes_x__ No____

 (b) The securities were purchased prior to the end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated? Yes_x__ No____

 (c) The underwriting was a firm commitment underwriting?
 Yes_x__ No____

 (d) With respect to any issue of securities other than Eligible
Municipal Securities,  was the issuer of such securities to be purchased in continuous operation for not less than three years, including the operation of any predecessors; or with respect to any issue of Eligible Municipal Securities to be purchased, were the securities sufficiently liquid that they could be sold at or near their carrying value within a reasonably short period of time and either: (i)
were subject to no greater than moderate credit risk; or (ii), if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, had been in continuous operation for less than three years (including the operation of any predecessors) the securities were subject to a minimal or low amount of credit risk?  Yes____ No____ N/A_x__

*Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which  Goldman, Sachs & Co.
("Goldman Sachs") or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of Principal Funds, Inc.

**May not exceed, when added to purchases of other investment companies advised by Goldman Sachs Asset Management, L.P. ("GSAM") or Goldman
Sachs Asset Management International ("GSAMI"), and any other purchases by other accounts with respect to which GSAM or GSAMI has investment discretion if it exercised such investment discretion with respect to the purchase, 25% of the principal amount of the class of securities being offered, except that in the case of an Eligible Rule 144A
Offering this percentage may not exceed 25% of the total of (A) the principal amount of the class of securities being offered that is sold by underwriters or members of the selling syndicate to Qualified
Institutional Buyers ("QIBs") plus (B) the principal amount of the class of securities being offered in any concurrent offering.